OPPENHEIMER AMT-FREE MUNICIPALS
N-SAR EXHIBIT 77C

SPECIAL SHAREHOLDER MEETINGS (Unaudited)

On June 21, 2013, a first shareholder meeting of Oppenheimer AMT-Free Municipals (the “Fund”) was held at which the twelve Trustees identified below were elected to the Fund (Proposal No. 1) as described in the Fund’s proxy statement dated April 12, 3012 (the “Proxy Statement”).  The following is a report of the votes cast:

Nominee/Proposal                                           For                                       Withheld

Trustees

Brian F. Wruble                                          339,312,917                                5,050,849
David K. Downes                                       338,888,945                                5,474,822
Matthew P. Fink                                          339,073,750                                5,290,017
Edmund Giambastiani, Jr.                          339,321,555                                5,042,211
Phillip A. Griffiths                                       338,989,989                                5,373,778
Mary F. Miller                                             339,221,276                                5,142,490
Joel W. Motley                                           339,506,429                                4,857,338
Joanne Pace                                                 339,496,321                                4,867,445
Mary Ann Tynan                                        339,348,537                                5,015,229
Joseph M. Wikler                                        339,036,690                                5,327,077
Peter I. Wold                                                339,859,663                                4,504,103
William F. Glavin, Jr.                                   339,808,542                                4,555,225

On August 2, 2013, following an adjournment from a second shareholder meeting held on June 21, 2013, a meeting of the Fund was held at which the sub-proposals below (Proposal No. 2 (including all of its sub-proposals)) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s Proxy Statement.   The following is a report of the votes cast:

Proposal 2:  To approve changes in, or the removal of, certain fundamental investment policies/investment objectives.

2a:  Proposal to revise the fundamental policy relating to borrowing
For                                              Against                                Abstain
154,049,898                              6,853,152                                32,012,735
2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                                            Against                                Abstain
154,347,031                              6,538,276                                32,030,473

2c-1:  Proposal to remove the fundamental policy relating to diversification of investments
For                                            Against                                Abstain
153,631,023                              7,021,597                                32,263,163

2d:  Proposal to revise the fundamental policy relating to lending
For                                             Against                                Abstain
153,980,990                              6,781,912                                32,152,879

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                                             Against                                Abstain
153,861,967                              6,939,038                                32,114,776

2f:  Proposal to revise the fundamental policy relating to senior securities
For                                            Against                                Abstain
154,560,405                              6,261,651                                32,093,726

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                                              Against                                Abstain
154,176,140                              6,454,451                                32,285,190

2h:  Proposal to revise the fundamental policy relating to tax-free securities
For                                             Against                                Abstain
152,864,441                                7,933,277                                32,118,063

2r:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                                           Against                                Abstain
143,113,529                              16,697,577                                33,104,674

2s:  Proposal to approve a change in the Fund’s investment objective
For                                            Against                                Abstain
152,671,204                              7,820,822                                32,423,754

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                                            Against                                Abstain
155,836,682                              4,958,499                                32,120,600